CUSIP NO. 294408109                                                 PAGE 8 OF 24

                                   EXHIBIT 1





                               EXCHANGE AGREEMENT





                             EQUALNET HOLDING CORP.
                              EQUALNET CORPORATION
                                TELESOURCE, INC.
                       EQUALNET WHOLESALE SERVICES, INC.
                                 EQUALNET PLAZA
                          1250 WOOD BRANCH PARK DRIVE
                             HOUSTON, TX 77079-1212



                                 March 6, 1998

The Furst Group, Inc.
459 Oakshade Road
Shamong, NJ 08088

     Re: Exchange of $3,000,000 10% Notes due December 31, 1998 and Warrants for the Purchase of 1,500,000 Shares of Common Stock for 3,000 Shares of Series B Convertible Preferred Stock

Gentlemen:

     The Furst Group, Inc., a New Jersey corporation ("Furst"), is the holder of $3,000,000 principal amount of 10% Notes due December 31, 1998 (the "Notes") of EqualNet Holding Corp., a Texas corporation (the





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CUSIP NO. 294408109                                                 PAGE 9 OF 24

"Company"), and its subsidiaries, EqualNet Corporation, a Delaware corporation ("EqualNet Subsidiary"), TeleSource Inc., a Texas corporation ("TeleSource"), and EqualNet Wholesale Services, Inc., a Delaware corporation ("Wholesale") (each of the Company, EqualNet Subsidiary, TeleSource and Wholesale are referred to herein individually as an "EqualNet Company" and collectively as the "EqualNet Companies"), and Warrants for Purchase of Common Stock (the "Warrants") relating to the purchase of 1,500,000 shares, as adjusted from time to time pursuant to the terms of the Warrants, of common stock, par value $.01 per share (the "Common Stock"), of the Company. The EqualNet Companies have requested that Furst exchange the Notes and the Warrants for shares of preferred stock of the Company as described herein, and to induce Furst to effect such exchange, hereby agree with Furst as follows:


                                   ARTICLE 1.

                 EXCHANGE AND TERMS OF SERIES B PREFERRED STOCK


      a. Series B Preferred Stock. The Company shall authorize the issuance and sale to Furst of 3,000 shares of Series B Senior Convertible Preferred Stock ("Series B Preferred Stock") of the Company. The Series B Preferred Stock shall have the terms set forth in Exhibit A attached hereto.

     b.          Exchange of Notes and Warrants for Series B Preferred Stock.
The Company shall issue and sell to Furst the Series B Preferred Stock, and, subject to and in reliance upon the representations, warranties, terms and conditions of this Agreement, Furst shall purchase the Series B Preferred Stock by surrendering in exchange therefor the Notes and the Warrants. Such exchange shall take place at a closing (the "Closing") to be held on March 6, 1998 at 10:00 a.m. or on such other date and at such time as may be mutually agreed upon (the "Closing Date"). At the Closing, the Company will issue and deliver the Series B Preferred Stock in denominations designated by Furst and registered in the name of Furst against delivery to the Company of the Notes and the Warrants.

     c. Cancellation of Notes and Warrants. The EqualNet Companies will cancel the Notes and Warrants delivered by Furst pursuant hereto.

     d. Issuance of Common Stock. In connection with the exchange, the Company shall issue to Furst 322,500 shares of Common Stock of the Company ("Interest Common Stock") representing one share of Common Stock for each $1.00 of interest on the Notes due and payable to Furst on the date hereof. Furst hereby agrees to accept such shares in lieu of interest payable in cash.





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CUSIP NO. 294408109                                                PAGE 10 OF 24

                                   ARTICLE 2.
                        CONDITIONS TO FURST'S OBLIGATION

     The obligation of Furst to exchange the Notes and Warrants for Series B Preferred Stock at the Closing is subject to the following conditions:

     a. Representations and Warranties. Each of the representations and warranties of the EqualNet Companies set forth in Article 3 hereof shall be true on the Closing Date.

     b. Documentation at Closing. Furst shall have received all of the following, each in form and substance satisfactory to Furst and its counsel:

                 (i) Copies of all charter documents and bylaws of the Company and of resolutions of the Board of Directors of each EqualNet Company evidencing approval of this Agreement and the issuance of the Series B Preferred Stock, all certified by the Secretary or any Assistant Secretary of the Company;

                 (ii) An opinion of Fulbright & Jaworski L.L.P., counsel for the EqualNet Companies, regarding the due authorization, execution and delivery of this Agreement and the validity, binding effect and enforceability thereof, and the due authorization, validity and fully paid and nonassessable status when issued of the Series B Preferred Stock and the Common Stock to be issued upon conversion of the Interest Common Stock, the Series B Preferred Stock (the "Conversion Stock") and such other matters as Furst shall reasonably request;

                 (iii) Evidence of the filing with, and acceptance by, the Secretary of State of the State of Texas, an amendment to the Company's charter documents to reflect the authorization of the Series B Preferred Stock and the increase in the number of authorized shares of Common Stock, such that there will be a number of shares of Common Stock authorized sufficient to permit the issuance of the Interest Common Stock and the conversion of the Series B Preferred Stock;

                 (iv) A certificate of the Secretary or an Assistant Secretary of each EqualNet Company that shall certify the names of the officers of such EqualNet Company authorized to sign this Agreement and the certificate(s) for the Interest Common Stock and the Series B Preferred Stock to which the Company is a party together with the true signatures of such officers;

                 (v) If this Agreement is executed and delivered on a date other than the Closing Date, a certificate of each EqualNet Company signed by a duly authorized officer of such EqualNet Company stating that the representations and warranties of the EqualNet Companies contained in Article 3 hereof are true and correct;





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CUSIP NO. 294408109                                                PAGE 11 OF 24

                 (vi) A binding payment agreement between the Company and AT&T providing, among other things, that at no time will the Company be obligated to pay AT&T more than is called for in the payment schedule attached hereto as Exhibit B attached hereto; and

                 (vii) A certificate of the Company stating that the Proposed Transactions (as hereinafter defined) have been consummated as described in the Proxy Statement (as hereinafter defined).

     c. Performance; No Default. The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by the Company prior to or at the Closing.

     d. Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to Furst and its counsel, and Furst and its counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.


                                   ARTICLE 3.

                 REPRESENTATIONS AND WARRANTIES AND AGREEMENTS
                           OF THE EQUALNET COMPANIES

     The EqualNet Companies, jointly and severally, represent and warrant to, and (in the case of Section 3.q. agree with), Furst that:

     a. Organization and Standing of the Company. Each EqualNet Company is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted and to enter into and, as applicable, perform its obligations hereunder. Each EqualNet Company is qualified to do business and is in good standing in each jurisdiction in which it is required to so qualify and where the failure to be so qualified would have a material adverse effect on the business, assets, financial condition or results of operations of the Company or the EqualNet Companies taken as a whole (a "Material Adverse Effect").

     b. Corporate Action. Each EqualNet Company has taken all corporate action required to make this Agreement valid and enforceable (including approval of holders of outstanding Series A Preferred Stock (as hereinafter defined) of the Company).

     c. Validity of Documents. This Agreement has been duly authorized and executed by each EqualNet Company and constitutes a valid and legally binding obligation of each EqualNet Company,





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CUSIP NO. 294408109                                                PAGE 12 OF 24

enforceable in accordance with its terms. The Interest Common Stock and the Series B Preferred Stock when issued as contemplated by this Agreement will be validly issued, fully paid and nonassessable. At Closing, a sufficient number of shares of duly authorized and unissued Common Stock of the Company will have been reserved for issuance upon conversion of the Series B Preferred Stock, and no further corporate action is required for the valid issuance of the Conversion Stock upon the conversion of the Series B Preferred Stock. The issuance of the Conversion Stock in accordance with the terms of the Series B Preferred Stock will not, at the Closing and thereafter, be subject to preemptive, antidilution or similar rights of any Person, and when issued and delivered against payment therefor in accordance with the terms of the Series B Preferred Stock, will be validly issued, fully paid and nonassessable.


     d. Consents. The execution and delivery by each EqualNet Company of this Agreement and the performance of the transactions contemplated hereby
(i) do not and under present law will not violate, or require any consent or approval pursuant to, any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award, (ii) do not violate any provision of its certificate or articles of incorporation or bylaws, (iii) do not and will not give rise to any lien upon any of its assets, except as otherwise contemplated hereby, and (iv) do not violate any provision of, or cause a default under, any material agreement, lease, instrument or other contract to which it is a party.

     e. Capitalization; Status of Capital Stock. Upon consummation of the actions and transactions (the "Proposed Transactions") described in the Proxy Statement of the Company dated February 17, 1998 (the "Proxy Statement") and the filing of the amendment to the Company's charter described therein, the Company will have authorized capitalization consisting of (i) 50,000,000 shares of Common Stock, par value $.01 per share, of which 16,637,737 will be outstanding and 1,850,000 will be reserved for issuance upon exercise of outstanding stock options and warrants and (ii) 5,000,000 shares of Preferred Stock, par value $.01 per share, of which 5,000 shares of Series A Convertible Preferred Stock ("Series A Preferred Stock") will be issued and outstanding. All of the outstanding shares of Common Stock of the Company have been, and all of the shares of Common Stock to be issued pursuant to the Proposed Transactions will be, when issued, duly authorized, validly issued and fully paid and nonassessable. Except as set forth in the Proxy Statement, as disclosed to Furst in writing or as set forth in this Agreement, no options or rights to purchase shares of capital stock, or securities convertible into shares of capital stock, are authorized, issued or outstanding, nor is the Company obligated in any other manner to issue shares of its capital stock or securities convertible into or evidencing any right to acquire shares of its capital stock. There are no restrictions on the transfer of shares of Interest Common Stock or Conversion Stock, other than those imposed by relevant state and federal securities laws.

     f. Private Offering. Based on and assuming the accuracy of the representations of Furst set forth in Section 5.b. hereof, the issuance of the Interest Common Stock and the exchange pursuant to the terms of this Agreement of the Notes and the Warrants for Series B Preferred Stock, are exempt from registration under the Securities Act of 1933, as amended (the "Securities Act").





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CUSIP NO. 294408109                                                PAGE 13 OF 24

     g. Title to Assets. Each of the EqualNet Companies has good title to all of its material properties and assets, free and clear of all material liens and encumbrances, other than liens and encumbrances described in the Proxy Statement, the SEC filings (as hereinafter defined) and Section 3.q. of this Agreement.

     h. Insurance. Each of the EqualNet Companies maintains with financially sound and reputable insurers, risk of physical loss or damage insurance covering its assets wherever the same may be located, insuring against the risk of fire, explosion, theft and such other risks as are prudently insured against by corporations engaged in the same business and similarly situated with the EqualNet Companies in an amount usually carried by corporations engaged in the same business and similarly situated with the Companies.

     i. Financial Statements. The Company's consolidated financial statements, set forth in the Company's Annual Report on Form 10-K for its latest fiscal year ended, consisting of balance sheets and statements of operations and cash flows and accompanying footnotes, certified by the Company's independent accountants, and the interim financial statements, set forth in the Company's Quarterly Report on Form 10-Q filed after such Form 10-K, as filed with the Securities and Exchange Commission (the "SEC Filings"), fairly present, in all material respects, the financial condition and results of operations of the Company and its subsidiaries as of the dates and for the periods presented therein, all in accordance with generally accepted accounting principles consistently applied ("GAAP"). Except as set forth in the Proxy Statement, (i) there are no liabilities, fixed or contingent, which are material but not reflected in such financial statements other than liabilities arising in the ordinary course of business since the date of the interim financial statements and (ii) there has been no material adverse change in the business, financial condition or operations of the Company since December 31, 1997.

     j. Books and Records. The books and records of the EqualNet Companies accurately reflect in all material respects the transactions to which any EqualNet Company is a party or by which its properties are subject or bound, and such books and records have been properly kept and maintained in all material respects.

     k. Accounting Controls. The EqualNet Companies maintain a system of internal accounting controls sufficient to provide reasonable assurance that
(i) transactions are executed in accordance with management's general and specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     l. No Litigation. Except as disclosed in the SEC Filings filed prior to the date of this Agreement or otherwise disclosed in writing to Furst, no EqualNet Company is now engaged in or threatened in writing with any litigation or other proceeding in connection with its affairs which would or could reasonably be expected to have a Material Adverse Effect.





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CUSIP NO. 294408109                                                PAGE 14 OF 24

     m.          Intentionally omitted.

     n. Disclosure Generally. The representations and statements made by the EqualNet Companies in this Agreement and the information contained in the Proxy Statement do not and will not contain any untrue statement of a material fact or, taken collectively, omit to state a material fact or any fact necessary to make the representations and statements made not materially misleading. No written information, exhibit, report or financial statement furnished by the EqualNet Companies to Furst in connection with this Agreement, including the Proxy Statement, contains or will contain any material misstatement of fact or, taken collectively, omit to state a material fact or any fact necessary to make the statements contained therein not materially misleading.

     o. Registration Rights. Except as disclosed in the SEC filings or the Proxy Statement, (i) no person has rights to the registration of any securities of the Company or any subsidiary and (ii) neither the Company nor any of its subsidiaries will have any liability for any rights of any person for the registration of any securities of the Company.

     p.          Intentionally omitted.

     q.          Willis Transactions.

                 (i) Neither the Company nor any subsidiary or affiliate thereof has granted, or will at any time grant, to any party providing financing as part of the Proposed Transactions any security interest in any assets of the Company or any subsidiary of the Company other than the Switches (as defined in the Proxy Statement), to secure obligations incurred as part of the Proposed Transactions.

                 (ii) For so long as the Series B Preferred Stock is outstanding, without the prior written consent of Furst, neither the Company nor any subsidiary of the Company will grant any security interest to Willis Group LLC or any subsidiary or affiliate thereof in any assets of the Company or any subsidiary of the Company.

                 (iii) The amount of the investment of the Willis Group LLC relating to the Switches to be purchased by the Company is in all material respects as set forth in the Proxy Statement.

                 (iv) The investment of the Willis Group LLC in the Company includes at least $4,000,000 in cash.

                 (v) The cash invested in the Company by the Willis Group LLC will be used by the Company for the purposes set forth in the Proxy Statement in all material respects. The financing for the Switches is to be provided by Finova.





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CUSIP NO. 294408109                                                PAGE 15 OF 24

                                   ARTICLE 4.
                                   COVENANTS


     a. Listing on Nasdaq National Market. The Company agrees to promptly have the shares of Interest Common Stock and any shares of Conversion Stock that are issued upon conversion of the Series B Preferred Stock approved for quotation on the Nasdaq National Market or such other primary market or trading system on which the Common Stock then trades.

     b. Sprint Agreement. The EqualNet Companies shall pay all amounts due to Sprint no more than 45 days from the date of any future Sprint invoice to any EqualNet Company, for so long as any EqualNet Company is provided service under a partition under Furst's contract with Sprint. Furst shall, after the date of the Closing, be allowed to mark up its cost of Sprint services to any EqualNet Company by five percent (5%). If Furst receives price reductions from Sprint, Furst shall keep the first five percent (5%) of any such reductions in the costs of long distance service purchased from Sprint by the Company for all bills rendered by Sprint to the Company after the Closing. Any additional cost savings above such five percent (5%) reduction shall be shared equally by Furst and the Company. Furst shall maintain similar rights to those it currently has under the Receivables Funding Corporation agreement in the event the EqualNet Companies should fail to make payments directly to Sprint within such 45 day period and may make payments directly to Sprint from such proceeds prior to distributing any excess to the EqualNet Companies.
Furst agrees to cooperate fully with the Company and any lender the Company may select in the event the Company decides to replace Receivables Funding Corporation as its first lien funding source, to place any such substitute lender in a superior lien position with respect to Furst and to retain Furst's rights concerning Sprint payments similar to those currently in place under the Receivables Funding Corporation agreement.

     c. Repurchase of Series B Preferred Stock. In the event of any material breach by any EqualNet Company of any of the representations and warranties or covenants set forth in Section 3.q. hereof, the EqualNet Companies hereby jointly and severally agree with Furst to repurchase the Series B Preferred Stock from Furst at a price of $1,000 per share, payable in cash, on a date designated by Furst upon not less than 10 days' prior written notice to the Company.





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CUSIP NO. 294408109                                                PAGE 16 OF 24

                                   ARTICLE 5.

                         REPRESENTATIONS AND WARRANTIES
                             AND COVENANTS OF FURST


     Furst represents and warrants to the EqualNet Companies and covenants and agrees with the EqualNet Companies as follows:

     a. Authorization. This Agreement constitutes a valid and legally binding obligation of Furst enforceable in accordance with its terms.

     b.          Investment Representations; Transfer.

                 (i) The Series B Preferred Stock is being acquired by Furst for investment for its own account, and not with a view to the sale or distribution of any part thereof or of the Conversion Stock or Interest Common Stock, and it has no present intention of selling, granting participation in, or otherwise distributing the same except for distributions that are exempt from the registration requirements of applicable securities laws (other than any notice provisions thereof) or pursuant to a registered offering.

                 (ii) Furst understands that the Interest Common Stock, the Series B Preferred Stock and the Conversion Stock have not been registered under the Securities Act on the basis that the offer and sale thereof as provided for in this Agreement and the issuance of the Interest Common Stock and the Conversion Stock are exempt from registration under the Securities Act pursuant to Section 4(2) thereof, and that the Company's reliance on such exemption is predicated on Furst's representations set forth herein.

                 (iii) Furst is an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, is experienced in evaluating investments in companies such as the Company, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment and has the ability to bear the entire economic risk of its investment. Furst has made its own evaluation of its investment in the Interest Common Stock and the Series B Preferred Stock, based upon such information as is available to it and without reliance upon the Company or any other person or entity, and Furst agrees that neither the Company nor any other person or entity has any obligation to furnish any additional information to Furst except as expressly set forth herein.

                 (iv) Furst understands that the Interest Common Stock, the Series B Preferred Stock and the Conversion Stock may not be sold, transferred, pledged, hypothecated or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Interest Common Stock, the Series B Preferred Stock or the Conversion





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CUSIP NO. 294408109                                                PAGE 17 OF 24

Stock or an available exemption from registration under the Securities Act, the Interest Common Stock, the Series B Preferred Stock and the Conversion Stock must be held indefinitely.

     c. Legends; Stop Transfer. Furst agrees that all Interest Common Stock, Series B Preferred Stock and Conversion Stock shall bear legends in substantially the following form:

     "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY OTHER STATE. THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR OFFERED FOR SALE OR OTHERWISE TRANSFERRED, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED."


                                   ARTICLE 6.

                              REGISTRATION RIGHTS

     a. As promptly as practicable after the Closing Date, if requested by Furst, the Company will file a registration statement (the "Shelf Registration") with the Commission under the Securities Act permitting the disposition of the Interest Common Stock and the Conversion Stock ("Registrable Stock") in accordance with the intended methods thereof as specified in writing by Furst. The Company will use its commercially reasonable efforts to have the Shelf Registration declared effective by the Commission as soon as practicable after the filing date and to at all times maintain the effectiveness thereof. The holders of Series B Preferred Stock (the "Holders") representing (assuming conversion of all Series B Preferred Stock) more than 50% of the Registrable Stock ("Majority Holders") may, at any time, request that the Company supplement or amend the Shelf Registration to effect an underwritten offering of the Registrable Stock by one or more underwriters selected by the Majority Holders; provided that the Majority Holders may make such request only a total of three (3) times. The Company will as promptly as practicable supplement or amend such Shelf Registration to the extent required to permit the disposition in accordance with such request and use its commercially reasonable efforts to have the amendment declared effective by the SEC as soon as practicable after the filing date. The Company shall enter into an underwriting agreement in customary form used by such underwriter or underwriters, which shall include, among other provisions, contribution and indemnities of the Company and the Holders party thereto to the effect and to the extent provided in this Article
6. The Holders whose Registrable Stock is to be distributed by such underwriters shall be parties to such underwriting agreement. No Holder may participate in such underwritten offering unless such Holder agrees to sell its Registrable Stock on the basis provided in such underwriting agreement and completes and executes all questionnaires, powers of attorney, indemnities and other documents





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CUSIP NO. 294408109                                                PAGE 18 OF 24

reasonably required under the terms of such underwriting agreement. The obligations of the Company under this Article 6 (i) shall terminate on the earlier to occur of (A) the third anniversary of the date of this Agreement and
(B) at such time as all Holders may transfer, without restriction whatsoever, all of the Registrable Stock held by them or issuable to them upon conversion of the Series B Preferred Stock held by them, pursuant to Rule 144(k) promulgated under the Securities Act.

     b. At any time that the Shelf Registration is not available for any reason or not required pursuant to Section 6.a., upon written notice ("Registration Notice") from the Majority Holders to the Company requesting that the Company effect the registration under the Securities Act of at least 15% of the Registrable Stock or any lesser percentage so long as the anticipated proceeds from such offering exceed $500,000, which Registration Notice shall specify the intended method or methods of disposition of such Registrable Stock, the Company shall use its commercially reasonable efforts to effect (at the earliest practicable date) the registration under the Securities Act of such Registrable Stock (each, a "Demand Registration") for disposition in accordance with the intended method or methods of disposition stated in such Registration Notice; provided that a Holder shall have the right to deliver Registration Notices to effect three (3) demand registrations pursuant to this
Section 6.b. and no more without regard to the number of underwritten offerings requested pursuant to Section 6.a. hereof.

     c. Whenever the Company proposes to file a Registration Statement with the Commission pursuant to the Securities Act in connection with a public offering by the Company of its Common Stock, whether for the Company's own account or for the account of others, other than a Registration Statement on Form S-4 or Form S-8 or any successor forms thereto (a "Piggyback Registration"), the Company will give prompt written notice to all Holders and will include in such Piggyback Registration all Registrable Stock with respect to which the Company has received written requests for inclusion within 20 days after the Company's mailing of such notice; provided that if the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number that can be sold in such offering, at a price reasonably related to fair value, the Company will allocate the securities to be included first to the Company, then on a pro rata basis among the Holders and any other person with registration rights not subordinated to those of the Holders.

     d. If the proposed filing of a Registration Statement of which the Company gives notice pursuant to Section 6.c. hereof is for a registered public offering involving an underwriting, the Company shall so advise the Holders as part of the written notice given pursuant to Section 6.c. In such event, if a Holder proposes to distribute Registrable Stock through such underwriting, such Holder shall (together with the Company and the other holders of securities of the Company distributing their securities through such underwriting) enter into an underwriting agreement in such form as shall have been negotiated and agreed to by the Company with the underwriter or underwriters selected for such underwriting by the Company. The Company will give the Holders notice (the "Pricing Notice") of the anticipated range of the public offering price not later than two weeks prior to the anticipated effective date of any Registration Statement which includes Registrable Stock to be sold for the account of a Holder. A Holder may in its discretion





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CUSIP NO. 294408109                                                PAGE 19 OF 24

withdraw any time prior to five days after receipt of the Pricing Notice, but may not thereafter withdraw any Registrable Stock, unless the public offering price is below the lowest price in the range of anticipated public offering prices specified in the Pricing Notice. In order to facilitate the execution of the underwriting agreement and the closing thereunder, a Holder will, at the request of the managing underwriter, enter into a custody agreement and power of attorney consistent with the preceding sentence.

     e. Notwithstanding the foregoing, if, at any time after giving written notice of its proposal to file a Registration Statement pursuant to
Section 6.c. hereof and prior to the effective date of such Registration Statement, the Company shall determine for any reason not to register the securities proposed to be covered thereby, the Company may, at its election, give written notice of such determination to the Holders and upon the withdrawal of such Registration Statement shall have no further obligation to register any Registrable Stock held by the Holders in connection with such registration. In the event of such withdrawal by the Company, the Company shall promptly reimburse the Holders for the reasonable fees and expenses of their own legal counsel and other reasonable expenses incurred in connection with such registration.

     f. Subject to subsection 6.g(ii) below, in connection with any registration effected hereunder, the Company shall bear all expenses incurred by it in connection therewith and in connection with the related distribution, which shall include, without limitation, the following costs and expenses: (i) printing and engraving costs; (ii) transfer agent's and registrar's fees; (iii) legal and accounting fees and expenses (provided that such expenses shall include only one counsel for all selling Holders); (iv) registration and filing fees with the Commission and any other regulatory or self-regulatory agencies or bodies; and (v) reasonable costs of investigation of matters subject to disclosure in the Registration Statement, including the fees and appraisers or other experts. Notwithstanding the foregoing, and subject to subsection 6.g(i) below, in connection with any registration effected hereunder, a Holder shall bear all of his own expenses, including, without limitation, any underwriting commissions or discounts in respect of the sale of its Registrable Stock and the legal fees of its own counsel.

     g. In connection with any Registration Statement filed hereunder in which the Holder participates as a selling stockholder, the following provisions as to indemnification shall apply:

                 (i) The Company shall indemnify and hold harmless the Holders against any losses, claims, damages or liabilities to which he may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any preliminary prospectus, the prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading; and the Company will reimburse any legal or other expenses reasonably incurred by the Holders in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability, action or proceeding arises out of or is based upon any untrue statement or alleged untrue statement, or upon any omission or alleged omission, of any material fact contained in the Registration Statement, any preliminary prospectus, the prospectus or any such amendment or supplement, to the extent

CUSIP NO. 294408109                                                PAGE 20 OF 24

that such fact was included or omitted in reliance upon and in conformity with information furnished to the Company by or through such Holder specifically for use in the preparation thereof. This indemnity will be in addition to any liability which the Company may otherwise have.

                 (ii) A Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the Registration Statement and each person, if any, who controls the Company, within the meaning of the Securities Act or otherwise, against any losses, claims, damages or liabilities to which it may become subject under the Securities Act or otherwise insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any preliminary prospectus, the prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading; and a Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that the Holder will be liable in each case under this subsection 6.g(ii) to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any preliminary prospectus, the prospectus or any such amendment or supplement in reliance upon and in conformity with information furnished to the Company by or through such Holder specifically for use in the preparation thereof. This indemnity will be in addition to any liability which the Holder may otherwise have.

                 (iii) Promptly after receipt by an indemnified party pursuant to the foregoing provisions of notice of the commencement of any action or proceeding, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party hereunder, notify the indemnifying party of the commencement thereof, provided that the omission to so notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party under this Agreement or otherwise unless such failure results in material prejudice to the indemnifying party. In case any such action or proceeding is brought against any indemnified party, and such party notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party or its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party hereunder for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that if an indemnified party determines in good faith that it has existing or potential claims against, or other conflicts with, the indemnifying party, the indemnifying party may not assume the defense of such indemnified party but shall remain liable for the

CUSIP NO. 294408109                                                PAGE 21 OF 24

separate legal and other expenses of such indemnified party incurred in connection therewith. An indemnifying party shall not be liable for any settlement of any action or claim affected without its written consent thereto.


                                   ARTICLE 7.

                                 MISCELLANEOUS


     a. Costs, Expenses and Taxes. The EqualNet Companies shall bear all costs and expenses in connection with the preparation, execution and delivery of this Agreement and the issuance of the Interest Common Stock, the Series B Preferred Stock and the Conversion Stock. The EqualNet Companies shall pay any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this Agreement, the issuance of the Interest Common Stock and the exchange of the Notes and the Warrants for the Series B Preferred Stock.

     b.          Limitation on Liability; Indemnification.

                 (i) Furst shall not have any liability to any EqualNet Company for any matter arising under or relating in any manner to this Agreement unless caused exclusively by the gross negligence or willful misconduct of Furst. To the extent permitted by applicable law, in addition to the payment of costs and expenses pursuant to Section 7.a. hereof, and irrespective of whether the transactions contemplated hereby shall be consummated, the EqualNet Companies agree to indemnify, exonerate, pay and hold Furst, and any holder of any interest in the Interest Common Stock, the Series B Preferred Stock or the Conversion Stock, and the officers, directors, employees and agents of Furst or such holders (collectively, the "Indemnitees") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, causes of action, judgments, suits, claims, costs, expenses, and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding, irrespective of whether such Indemnitee shall be designated a party thereto), which may be imposed on, incurred by, or asserted against such Indemnitee, in any matter relating to or arising out of this Agreement or in connection with any claim asserted against Furst by any person or entity arising out of or in any way connected with this Agreement (collectively, the "Indemnified Liabilities"); provided however, that the EqualNet Companies shall have no obligation hereunder with respect to an Indemnitee for any Indemnified Liabilities proximately caused by the gross negligence or willful misconduct of such Indemnitee.

                 (ii) If for any reason the indemnification provided in paragraph (i) is unavailable to any Indemnitee or insufficient to hold it harmless as contemplated thereby then the EqualNet Companies shall contribute to the amount paid or payable by the Indemnitee as a result of such loss, claim, liability or expense

CUSIP NO. 294408109                                                PAGE 22 OF 24

in such proportion as is appropriate to reflect not only the relative benefits received by the EqualNet Companies, on the one hand and such Indemnitee on the other hand, but also the relative fault of the EqualNet Companies and the Indemnitee, as well as any equitable considerations.

     c. Survival of Representations. The representations and warranties contained in this Agreement or in any certificate furnished hereunder shall survive the Closing. Notwithstanding any investigation conducted by Furst before or after the Closing or the decision of Furst to complete the Closing, Furst shall be entitled to rely upon the representations and warranties set forth herein.

     d. Prior Agreements. This Agreement constitutes the entire agreement between the parties concerning the subject matter hereof and supersede any prior representations, understandings or agreements. There are no representations, warranties, agreements, conditions or covenants, of any nature whatsoever (whether express or implied, written or oral) between the parties hereto with respect to such subject matter except as expressly set forth herein or therein, and Furst acknowledges not having relied upon any such representations, warranties, agreements, conditions or covenants which may have been previously made by or on behalf of the EqualNet Companies or any officers or agents or any other person or entity.

     e. Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

     f. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS CHOICE OF LAW RULES.

     g. Litigation. Each of the EqualNet Companies and Furst hereby waives trial by jury in any action or proceeding of any kind or nature in any court in which an action may be commenced by or against it arising out of or relating to this Agreement. The EqualNet Companies and Furst hereby agree that the United States District Court for the Southern District of New York, if a basis for jurisdiction exists, and otherwise the courts of the State of New York located in the Borough of Manhattan, the City of New York, shall have exclusive jurisdiction to hear and determine any claims or disputes between any of the EqualNet Companies and Furst, pertaining directly or indirectly to this Agreement or to any matter arising therefrom, provided that notwithstanding the foregoing, Furst may bring any suit action or proceeding arising out of or relating to this Agreement, in the courts of any place where Furst can establish jurisdiction over the EqualNet Companies. The parties hereto expressly submit and consent in advance to such jurisdiction in any action or proceeding commenced in such courts, hereby waiving personal service of the summons and complaint, or other process or papers issued therein and agreeing that service of such summons and complaint or other process or papers may be made by registered or certified mail addressed to such party at its address provided herein. Each of the parties hereto waives any objection that it may now or hereafter have to the laying of venue brought in the aforementioned courts and hereby waives and agrees not to plead or claim in such courts that any such action or proceeding brought in such court is brought in an inconvenient forum.

CUSIP NO. 294408109                                                PAGE 23 OF 24

     h. Headings. Article and Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

     i. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and either of the parties hereto may execute this Agreement by signing any such counterpart.

     j. Binding Effect. This Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and permitted assigns.

     k.          Publicity.   Except as required by law or the rules of the
Nasdaq Stock Market, neither the EqualNet Companies nor Furst shall, nor shall they permit their respective stockholders, directors, officers or advisors to, issue or cause the publication of any press release or make any other public statement, filing or announcement with respect to this Agreement and the transactions contemplated hereby without the prior consent of the other parties. The Company and Furst shall cooperate in issuing press releases or otherwise making public statements with respect to this Agreement and the transactions contemplated hereby, which cooperation shall include first consulting the other party hereto concerning the requirement for, and timing and content of, such public announcement.

CUSIP NO. 294408109                                                PAGE 24 OF 24

     IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have caused this Agreement to be executed by their respective duly authorized officers, as of the date first above written.

                                         EQUALNET COMPANIES:

                                         EQUALNET HOLDING CORP.


                                         By:
                                            -----------------------------------
                                            President


                                         EQUALNET CORPORATION


                                         By:
                                            -----------------------------------
                                            President


                                         TELESOURCE, INC.


                                         By:
                                            -----------------------------------
                                            President


                                         EQUALNET WHOLESALE SERVICES, INC.

                                         By:
                                            -----------------------------------
                                            President

                                         FURST:

                                         THE FURST GROUP, INC.


                                         By:
                                            -----------------------------------
                                            Executive Vice President